Exhibit 99.2

Stephen Cohen – Media	Jennifer Chen – Investors
Caesars Entertainment Corporation	Caesars Entertainment Corporation
(347) 489-6602	(702) 407-6407

Caesars Entertainment Corporation Offers Consent Fee to Bank Lenders

Who Sign Restructuring Support Agreement by 9 P.M. on January 14, 2015

LAS VEGAS, January 12, 2015 — Caesars Entertainment Operating Company, Inc. (“CEOC”), a subsidiary of Caesars Entertainment Corporation (NASDAQ: CZR) (“Caesars Entertainment”), today announced that following receipt of the requisite support of first lien noteholders for a proposed restructuring, it is now seeking support from holders of its bank debt to a modified restructuring support agreement (“RSA”). As of January 9, 2015, CEOC has agreed to terms of a restructuring support agreement with greater than two-thirds of the holders of its first lien notes. Bank lenders shall have until 9 p.m. New York time on January 14, 2015 to sign onto a separate, but similar RSA (“Bank RSA”).

As per the Bank RSA, consenting bank lenders will receive their pro rata portion of a $150 million consent fee for supporting the Bank RSA. Consenting bank lenders will agree to release their collection guarantee from Caesars Entertainment upon, among other things, the effectiveness of CEOC’s plan of reorganization. Consenting bank lenders will also have the opportunity to purchase a pro-rata share of $150 million of convertible notes to be offered by Caesars Entertainment.

“We are pleased to have garnered broad-based support of our restructuring plan from more than two thirds of first lien bondholders, exceeding all required thresholds,” said Gary Loveman, Chairman of CEOC. “The leadership from our institutional creditor base enhances our ability to maximize value on their behalf. In response to inquiries from certain of our bank lenders, we have decided to seek their support to help facilitate a smooth and efficient restructuring, which is in the best interest of all stakeholders.”

The RSA that has been signed by more than two thirds of first lien noteholders and contemplates payment of 100 cents on the dollar to holders of bank debt, became effective on January 9, 2015. If the bank lenders do not consent to the terms of the Bank RSA in the requisite amounts, they may receive such other treatment as agreed by CEOC and Caesars Entertainment that pays them in full on account of the value of their collateral.

About Caesars Entertainment Operating Company Inc.

Caesars Entertainment Operating Company, Inc. (“CEOC”), a majority owned subsidiary of Caesars Entertainment Corporation, provides casino entertainment services and owns, operates or manages 44 gaming and resort properties in 13 states of the United States and in five countries primarily under the Caesars, Harrah’s and Horseshoe brand names. CEOC is focused on building customer loyalty through providing its guests with a combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership as well as all the advantages of the Total Rewards program. CEOC also is committed to environmental sustainability and energy conservation, and recognizes the importance of being a responsible steward of the environment.

About Caesars Entertainment

Caesars Entertainment Corporation (“CEC”) is the world’s most diversified casino-entertainment provider and the most geographically diverse U.S. casino-entertainment company. CEC is mainly comprised of the following three entities: the majority owned operating subsidiary Caesars Entertainment Operating Company, wholly owned Caesars Entertainment Resort Properties and Caesars Growth Properties, in which we hold a variable economic interest. Since its beginning in Reno, Nevada, 75 years ago, CEC has grown through development of new resorts, expansions and acquisitions and its portfolio of subsidiaries now operate 50 casinos in 13 U.S. states and five countries. The Company’s resorts operate primarily under the Caesars®, Harrah’s® and Horseshoe® brand names. CEC’s portfolio also includes the London Clubs International family of casinos. CEC is focused on building loyalty and value with its guests through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership. The Company is committed to environmental sustainability and energy conservation and recognizes the importance of being a responsible steward of the environment. For more information, please visit www.caesars.com.

Forward Looking Information

This release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “expect,” “would,” “continue,” or “future,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, the proposed restructuring of CEOC and future outcomes. These forward-looking statements are based on current expectations and projections about future events.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified, and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, and other factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein):

•	the ability to retain key employees during CEOC’s restructuring;

•	the effects of CEOC’s bankruptcy filing on Caesars Entertainment and its subsidiaries and affiliates, and the interests of various creditors, equity holders and other constituents;

•	the event that the restructuring of CEOC may not be consummated in accordance with its terms, or persons not party to the agreement described in this release may successfully challenge the implementation thereof;

•	the effects of the bankruptcy court rulings in the Chapter 11 case and the outcome of such cases in general;

•	the length of time CEOC will operate in the Chapter 11 cases or CEOC’s ability to comply with the milestones provided by the restructuring support agreement;

•	risks associated with third party motions in the Chapter 11 cases, which may hinder or delay CEOC’s ability to consummate its restructuring plan as contemplated by the restructuring support agreement;

•	the potential adverse effects of Chapter 11 proceedings on Caesars Entertainment’s liquidity or results of operations;

•	the impact of CEOC’s substantial indebtedness and the restrictions in CEOC’s debt agreements that might limit CEOC’s ability to negotiate and complete its restructuring;

•	litigation outcomes and judicial and governmental body actions, including gaming legislative action, referenda, regulatory disciplinary actions, and fines and taxation, including but not limited to, the assertion and outcome of litigation or other claims that may be brought against Caesars Entertainment and CEOC by certain creditors, some of whom have notified Caesars Entertainment and CEOC of their objection to various transactions undertaken by Caesars Entertainment and CEOC in 2013 and 2014;

•	CEOC’s significant liquidity requirements and substantial levels of indebtedness;

•	increased costs of financing, a reduction in the availability of financing and fluctuations in interest rates in connection with CEOC’s restructuring;

•	economic, business, competitive, and/or regulatory factors affecting the businesses of Caesars Entertainment and its subsidiaries generally;

•	the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming industry in particular;

•	changes in laws, including increased tax rates, smoking bans, regulations or accounting standards, third-party relations and approvals, and decisions, disciplines, and fines of courts, regulators, and governmental bodies;

•	the effects of competition, including locations of competitors, competition for new licenses and operating and market competition;

•	abnormal gaming holds (“gaming hold” is the amount of money that is retained by the casino from wagers by customers);

•	construction factors, including delays, increased costs of labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters, and building permit issues;

•	access to insurance on reasonable terms for Caesars Entertainment and CEOC’s assets; and

•	the impact, if any, of unfunded pension benefits under multi-employer pension plans.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Caesars disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated or, if no date is stated, as of the date of this filing.

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